Exhibit 10.18

THIS OPTION AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS OPTION, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

SURGI-VISION, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made effective as of the 22nd day of December, 2009, by and between SURGIVISION, INC., a Delaware corporation (the “Company”), and KIMBLE L. JENKINS (the “Optionee”).

WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of the Company’s common stock, par value $.01 per share (the “Shares”), subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option.

(a) The Company grants as of the date of this Agreement the right and option (the “Option”) to purchase 266,608 Shares, in whole or in part (the “Option Stock”), at an exercise price of $2.41 per Share (the “Option Price”), on the terms and conditions set forth in this Agreement. The Optionee, holder or beneficiary of the Option shall not have any of the rights of a stockholder with respect to the Option Stock until such person has become a holder of such Shares by the due exercise of the Option and payment of the Option Payment (as defined in Section 3 below) in accordance with this Agreement.

(b) The Option shall be a non-qualified stock option. In order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal, state or other taxes are withheld or collected from the Optionee. This Agreement is not subject to, and the Option is not granted under, the Company’s 2007 Stock Incentive Plan, as amended.

2. Exercise of Option. The Optionee may exercise the Option with respect to the percentage and number of shares set forth below from and after the dates specified below:

Cumulative Percentage Vested	Date of Vesting	Cumulative Options Exercisable
33.33%	December 22, 2010	88,869
66.66%	December 22, 2011	177,739
100%	December 22, 2012	266,608

3. Manner of Exercise. The Option may be exercised in whole or in part at any time within the period permitted hereunder for the exercise of the Option, with respect to whole Shares only, by delivering written notice of intent to exercise the Option to the Company at its principal office no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which the Optionee desires to exercise all or any portion of the Option, stating the number of Shares to be purchased, the person or persons in whose name the Shares are to be registered and each such person’s address and social security number. Such notice shall not be effective unless accompanied by payment in full of the Option Price for the number of Shares with respect to which the Option is then being exercised (the “Option Payment”) and cash equal to the required withholding taxes as set forth by Internal Revenue Service and applicable State tax guidelines for the employer’s minimum statutory withholding. The Option Payment shall be made in cash or cash equivalents. In addition, the Company’s Board of Directors or an authorized committee thereof, in its sole discretion, may permit the Option Payment to be made in whole or in part in the form of an option to acquire Shares (based on the fair market value of such option on the date the Option is exercised, as determined by the Board of Directors or such committee). The Optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of the Option or any other stock option of the Company.

4. Adjustments. In the event that any unusual or non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend, dividend of Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination or other similar corporate transaction or event affects the Shares, then the Company shall, depending on the particular circumstances, in an equitable and proportionate manner (and, as applicable, in such equitable and proportionate manner as is consistent with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) either: (a) adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to the Option, provided that the number of Shares subject to the Option shall always be a whole number; and (ii) the Option Price with respect to the Option; (b) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (c) make provision for a cash payment to the Optionee in lieu of the Option.

5. Termination of Option. The Option will expire as of 5:00 pm (Central time) on September 1, 2013 (the “Expiration Date”) with respect to any then unexercised portion thereof, unless terminated earlier as set forth below:

(a) Termination by Death. If the Optionee’s Service (as defined below) with the Company terminates by reason of death, or if the Optionee dies within three (3) months after termination of such Service for any reason other than Cause (as defined below), this Option may thereafter be exercised, to the extent the Option was exercisable at the time of such termination, by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year from the date of death or until the Expiration Date of the Option, whichever period is the shorter.

(b) Termination by Reason of Disability. If the Optionee’s Service with the Company terminates by reason of Disability (as defined below), this Option may thereafter be exercised, to the extent the Option was exercisable at the time of such termination, by the Optionee or personal representative or guardian of the Optionee, as applicable, for a period of one (1) year from the date of such termination of Service or until the Expiration Date of the Option, whichever period is the shorter.

(c) Termination for Cause or Voluntary Termination. If the Optionee voluntarily terminates his Service with the Company or if the Optionee’s Service is terminated for Cause, this Option shall terminate immediately and become void and of no effect.

(d) Other Termination. If the Optionee’s Service with the Company is involuntarily terminated for any reason other than for Cause, death or Disability, this Option may be exercised, to the extent the Option was exercisable at the time of such termination, by the Optionee for a period of three (3) months from the date of such termination of Service or the Expiration Date of the Option, whichever period is the shorter.

(e) Definition of Service. For purposes of this Agreement, the term “Service” shall mean the Optionee’s employment with the Company.

(f) Definition of Disability. For purposes of this Agreement, the term “Disability” shall have the meaning given to such term in Section 409A of the Internal Revenue Code of 1986, as amended, or any successor provision thereto.

(g) Definition of Cause. For purposes of this Agreement, the term “Cause” shall mean (i) the Optionee’s commission of an act of fraud, embezzlement, theft or other criminal act constituting a felony, (ii) the Optionee’s willful or wanton disregard of the rules or policies of the Company which results in a material loss, damage or injury to the Company, (iii) the repeated failure of the Optionee to perform duties consistent with his position or to follow or comply with the reasonable directives of the Company’s Board of Directors or the Optionee’s superior(s) after having been given notice thereof, (iv) the Optionee’s material breach of any provision contained in any written non-competition, confidentiality or non-disclosure agreement between the Company and the Optionee, or (v) if applicable, any other event that allows the Company to terminate the Optionee’s Service for “cause” pursuant to a written employment agreement.

6. No Right to Continued Service. The grant of the Option shall not be construed as giving Optionee the right to be retained in the employ of the Company.

7. Amendment to Option. The Company may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary affected.

8. Limited Transferability. During the Optionee’s lifetime the Option can be exercised only by the Optionee, except as otherwise provided in Section 5(a) or (b) above or in this Section 8. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee other than (a) to a Permitted Transferee (as defined below) on the terms set forth below or (b) by will or the laws of descent and distribution. Any attempt to otherwise transfer the Option shall be void. No transfer of this Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. The Optionee may transfer the Option to a Permitted Transferee provided that (i) this Option shall have fully vested, (ii) there is no consideration for such transfer (other than receipt by the Optionee of an interest in an entity that is a Permitted Transferee), (iii) the Optionee (or the Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of this Option, (iv) the Optionee shall notify the Company in writing prior to such transfer and disclose to the Company the name and address of the Permitted Transferee and the relationship of the Permitted Transferee to the Optionee, and (v) such transfer shall be effected pursuant to transfer documents in a form approved by the Company. A Permitted Transferee may not further assign or transfer any the Option otherwise than by will or the laws of descent and distribution. For purposes of this Agreement, the term “Permitted Transferee” means, with respect to the Optionee, (x) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Optionee, including adoptive relationships, and (y) a trust in which the Optionee or the persons described in the preceding clause (x) have more than fifty percent (50%) of the beneficial interest.

9. Reservation of Shares. At all times during the term of the Option, the Company shall use its best efforts to reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Agreement.

10. Restrictions on Purchase and Sale Shares. The Company shall be obligated to sell or issue Shares pursuant to the exercise of this Option only in the event that the Shares are at that time effectively registered or otherwise exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”). In the event that the Shares are not registered under the 1933 Act, the Optionee hereby agrees that, as a further condition to the exercise of this Option, the Optionee, if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Optionee represents that he or she is purchasing the shares for investment purposes, and not with a view to resale or distribution. The Optionee further agrees that if the Shares to he issued upon the exercise of this Option are not subject to an effective registration statement filed with the Securities and Exchange Commission pursuant to the requirements of the 1933 Act, such Shares shall bear an appropriate restrictive legend

11. Severability. If any provision of this Agreement is, or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or to either party, such provision shall be construed or deemed amended to conform to the applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Company’s Board of Directors or a duly authorized committee thereof, materially altering the intent of this Agreement, such provision shall he stricken as to such jurisdiction or party, and the remainder of this Agreement shall remain in lull force and effect.

12. Notices. All notices required to he given under this Agreement shall be deemed to have been given (a) in the case of personal delivery, on the date of such delivery, or (b) in the case of mailing, on the third business day following the date of such mailing, in either case addressed to the party to be notified at the address set forth below or to such other address as such party may provide in writing from time to time.

To the Company:	SurgiVision, Inc. One Commerce Square Suite 2550 Memphis, TN 38103 Attention: Secretary

To the Optionee:	The address then maintained with respect to the Optionee in the Company’s records.

13. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

14. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee’s administrators, executors, heirs, legal representatives, Permitted Transferees and successors. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionees administrators, executors, heirs, legal representatives, Permitted Transferees and successors.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties have executed this Non-Qualified Stock Option Agreement to be effective as of the day and year first above written.

SURGIVISION, INC.

By:
Name:	OSCAR THOMAS
Title:	VP, BUSINESS AFFAIRS

Kimble L. Jenkins